Exhibit 99.1

Protalix BioTherapeutics Announces Public Offering of Common Stock

CARMIEL, Israel – October 7, 2007 – Protalix BioTherapeutics, Inc. (Amex: PLX), today announced that it has commenced a proposed underwritten public offering of its common stock pursuant to a preliminary prospectus supplement to its effective shelf registration statement.  The company is proposing to sell 3,726,708 shares of its common stock and certain selling securityholders are proposing to sell an aggregate of 1,242,236 shares of common stock.  The selling securityholders have also granted a 30-day over-allotment option to the underwriters to purchase a number of shares equal to 15% of the aggregate number of shares sold in the initial offering.  As the company is endeavoring to raise gross proceeds of approximately $130 million, it may be required to increase the number of its shares to be sold in the proposed offering if the offering price, as determined through negotiation between the company and its underwriters, is lower than the current trading range of the company’s common stock on the American Stock Exchange.  Protalix BioTherapeutics will not receive any proceeds from the sale of shares of common stock by the selling securityholders.

UBS Securities LLC is acting as sole book-running manager for this offering.  CIBC World Markets Corp. is acting as a co-manager for this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from UBS Investment Bank, Attn: Prospectus Department, 299 Park Avenue, New York, NY 10171, Toll Free: (888) 827-7275.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company.  Its goal is to become a fully integrated biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins to be expressed through its proprietary plant cell based protein expression system, ProCellExTM.  ProCellEx presents a proprietary method for the expression of recombinant proteins that Protalix believes is safe and scalable and will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins.  Protalix has initiated enrollment and treatment of patients in its pivotal phase III clinical trial of its lead product candidate, prGCD, for enzyme replacement therapy of Gaucher disease, a lysosomal storage disorder in humans.  The final design of the pivotal phase III clinical trial is based on an agreement reached by Protalix with the United States Food and Drug Administration, through its Special Protocol Assessment (SPA).  Protalix is also advancing additional recombinant biopharmaceutical drug development programs.

Safe Harbor Statement:

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made.  These statements are based on our current beliefs and expectations as to such future outcomes.

Drug discovery and development involve a high degree of risk.  Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies and products under development, the identification of lead compounds, the successful preclinical development of our products, the completion of clinical trials, the review process of the FDA, foreign regulatory bodies and other governmental regulation, and other factors described in our filings with the Securities and Exchange Commission.  The statements are valid only as of the date hereof and we disclaim any obligation to update this information.

For additional information, contact Protalix BioTherapeutics at:
 investors@protalix.com

AMEX IR Alliance for Protalix BioTherapeutics
Lee Roth / David Burke
212-896-1209 / 1258
lroth@kcsa.com / dburke@kcsa.com